EXHIBIT 32a
Certification by the Chief Executive Officer Pursuant to 18 U. S. C. Section 1350, as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U. S. C. Section 1350, I, Giovanni Caforio, hereby certify that, to the best of my knowledge, Bristol-Myers Squibb Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the Report), as filed with the Securities and Exchange Commission on February 10, 2021, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bristol-Myers Squibb Company.

/s/ Giovanni Caforio, M.D.
Giovanni Caforio, M.D. Chairman of the Board and Chief Executive Officer
February 10, 2021

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Bristol-Myers Squibb Company and will be retained by Bristol-Myers Squibb Company and furnished to the Securities and Exchange Commission or its staff upon request.